AMENDMENT 10

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of May 4, 2026 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Services, Advertising and Sales Material Review Letter Agreement between ALPS, Adviser and Trust dated April 16, 2018, as amended
“ALPS”	ALPS Distributors, Inc.
“Adviser”	AQR Capital Management, LLC
“Trust”	AQR Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Distributors, Inc.		AQR Capital Management, LLC

By:	/s/ Stephen Kyllo	By:	/s/ Henry Parkin

Name:	Stephen Kyllo	Name:	Henry Parkin

Title:	SVP & Director	Title:	Managing Director

AQR Funds

By:	/s/ Nicole DonVito

Name:	Nicole DonVito
Title:	Chief Legal Officer, Secretary & Vice President

Schedule A to this Amendment

Amendments

Effective May 4, 2026 with respect to the Fund reorganizations impacting the AQR Large Cap Momentum Style Fund, AQR Small Cap Momentum Style Fund, AQR International Momentum Style Fund, and AQR International Defensive Style Fund; and effective May 12, 2026 with respect to the Fund name change for the AQR Global Equity Fund, the Existing Agreement is amended as follows:

1.	EXHIBIT A – LIST OF PORTFOLIOS IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING EXHIBIT A – LIST OF PORTFOLIOS:

EXHIBIT A

LIST OF PORTFOLIOS1

PORTFOLIO	CLASSES OFFERED

AQR Global Fund	Class N Class I Class Y Class R6

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Multi-Asset Fund	Class N Class I Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I

1 This List of Portfolios may be amended upon execution of an updated List of Portfolios signed by the parties hereto.

Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Macro Opportunities Fund	Class N Class I Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Emerging Multi-Style II Fund	Class I Class N Class R6

AQR Alternative Risk Premia Fund	Class I Class N Class R6

AQR Style Premia Alternative Fund	Class I Class N Class R6

AQR Diversifying Strategies Fund	Class I Class N Class R6

AQR Trend Total Return Fund	Class I Class N Class R6

AQR CVX Fusion Fund	Class I Class N Class R6

AQR MS Fusion Fund	Class I Class N Class R6

AQR MS Fusion HV Fund	Class I Class N Class R6

AQR LSE Fusion Fund	Class I Class N Class R6

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of the Existing Agreement, as amended by this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.